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                                                 EXHIBIT 10.07(b)

               RESOLUTIONS OF THE BOARD OF DIRECTORS
                 ADOPTING THE SECOND AMENDMENT TO
            EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN


  WHEREAS, the Company maintains the Employees' Savings and Profit Sharing Plan of Old National Bancorp ("Plan") which became effective January 1, 1983, and which was last amended in its entirety effective January 1, 1989;

  NOW, THEREFORE, IT IS RESOLVED, that, pursuant to the power reserved to the Board by Section 11.01 of the Plan, the Plan be, and is hereby, amended effective January 1, 1996 in the following particulars:

  1. New Subsections 3.05(f) and 3.05(g) are added to read as follows:

      (f) Upon written application made in such manner and in such form as the Administrative Plan Administrator may specify, a Participant who has attained age fifty-nine and one-half (59 1/2) shall be permitted to withdraw a portion or all of the balance of his Prior Plan Account, determined as of the date of the request.

      (g) Any elective deferrals under a qualified cash or deferred arrangement (as defined in Section 401(k)), but not earnings thereon, transferred to a Participant's Prior Plan Account pursuant to this Section may be withdrawn on account of hardship pursuant to Section 6.16. Any rollover contributions, including earnings as of the date of transfer, but not including earnings after the date of transfer, may be withdrawn on account of hardship pursuant to Section 6.16.

           IT IS FURTHER RESOLVED, that this Amendment shall be evidenced by copy of these resolutions which are made a part of the minutes and that a copy hereof is to be promptly delivered to the Trustee by an officer of the Company.

           WHEREAS, the Company has acquired City National
      Bancorp, Inc. and the First National Bank of Oblong; and

           WHEREAS, City National Bancorp, Inc. sponsors the
      City National Bancorp, Inc. Profit Sharing Plan ("City
      National Plan"); and

           WHEREAS, the First National Bank of Oblong sponsors the First National Bank of Oblong Retirement Savings Plan
      ("Oblong Plan"); and

           WHEREAS, City National Bancorp, Inc. would like to merge the City National Plan into the Plan, effective
      January 1, 1996; and

           WHEREAS, the First National Bank of Oblong would like
      to merge the Oblong Plan into the Plan, effective January
      1, 1996; and
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           WHEREAS, City National Bancorp, Inc. and the First
      National Bank of Oblong have adopted the Plan as participating employers, effective January 1, 1996, subject to the approval of the Company;

           NOW, THEREFORE, IT IS RESOLVED, that City National
      Bancorp, Inc. and the First National Bank of Oblong shall become participating employees under the Plan, effective
      January 1, 1996.

           BE IT FURTHER RESOLVED, that the appropriate officers of the Company be, and they hereby are, severally authorized to take any action they deem necessary or desirable to effectuate the foregoing resolutions.


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